Exhibit 10.19

PARTNERS BANCORP

TIME-BASED RESTRICTED STOCK AGREEMENT

(for employees)

Granted <<AWARD DATE>>

This Time-Based Restricted Stock Agreement (this “Agreement”) is entered into as of <<AWARD DATE>> (the “Award Date”) pursuant to Article VIII of the Partners Bancorp 2021 Incentive Stock Plan (the “Plan”), and evidences the grant of Restricted Stock and the terms, conditions and restrictions pertaining thereto (the “Award”) to <<NAME>> (the “Participant”).

WHEREAS, Partners Bancorp (the “Company”) maintains the Plan under which the Committee or the Board may, among other things, award shares of the Company’s common stock (the “Stock”) to such key employees of the Company and its Subsidiaries as the Committee or the Board may determine, subject to terms, conditions and restrictions as it may deem appropriate; and

WHEREAS, pursuant to the Plan the Committee has awarded to the Participant a restricted stock award conditioned upon the execution by the Company and the Participant of this Agreement setting forth all the terms and conditions applicable to such award;

NOW, THEREFORE, in consideration of the benefits which the Company expects to be derived from the services rendered to it and its subsidiaries by the Participant and of the covenants contained herein, the parties hereby agree as follows:

1.

Award of Shares. Under the terms and conditions of the Plan, the Committee has awarded to the Participant a restricted stock award as of the Award Date covering <<NUMBER>> shares of Stock (the “Award Shares”), subject to the terms, conditions and restrictions set forth in this Agreement.

2.Period of Restriction and Vesting in the Award Shares.

(a)

Subject to earlier vesting or forfeiture as provided below, the period of restriction (the “Period of Restriction”) applicable to each portion of the Award Shares is the period from the Award Date through the applicable date provided below, provided the Participant’s employment with the Company or its subsidiaries continues through such respective date:

Vesting Date	Percent of Award Shares Vesting (in each case, rounded down to a whole share, with the balance on the final installment)
<<VESTING DATE 1>>	33⅓%
<<1st ANNIVERSARY OF VESTING DATE 1 DATE>>	33⅓%

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<<2nd ANNIVERSARY OF VESTING DATE 1 DATE DATE>>	33⅓%

(b)	Notwithstanding any other provision of this Agreement to the contrary (but subject to Section 13):
(i)

If the Participant’s employment with the Company and its subsidiaries is terminated during the Period of Restriction applicable to any portion of the Award Shares due to his death or Disability (as defined in the Plan), any remaining Period of Restriction applicable to any portion of the Award Shares at the date of such termination of employment shall automatically terminate and such Award Shares shall be free of restrictions and freely transferable as of such date.

(ii)

If a Change of Control of the Company occurs during the Period of Restriction applicable to any portion of the Award Shares and the Participant has remained in employment with the Company or any of its subsidiaries through the date such Change of Control occurs, any remaining Period of Restriction applicable to any portion of the Award Shares at the date such Change of Control occurs shall automatically terminate and such Award Shares shall be free of restrictions and freely transferable as of such date.

(c)

Except as contemplated in Section 2(a) or 2(b), the Award Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the Participant during the Period of Restriction applicable to such Award Shares; provided, however, that this Section 2(c) shall not prevent transfers by will or by the applicable laws of descent and distribution, or to a Beneficiary upon the death of the Participant and provided further that the Committee may permit, in its sole discretion, transfers of Award Shares pursuant to a domestic relations order during the lifetime of the Participant.

3.

Stock Certificates. The Award Shares shall be registered on the Company’s stock transfer books in the name of the Participant in book-entry or electronic form or in certificated form as determined by the Committee. During the Period of Restriction applicable to any portion of the Award Shares, any Award Shares issued in book-entry or electronic form shall be subject to the following legend, and any certificate(s) evidencing the Award Shares shall bear the following legend:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Partners Bancorp 2021 Incentive Stock Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in a restricted stock agreement dated <<AWARD DATE>>. A copy of the Plan, such rules and procedures, and such restricted

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stock agreement may be obtained from the Chief Financial Officer of Partners Bancorp.

4.	Voting Rights. During the Period of Restriction, the Participant may exercise full voting rights with respect to all of the Award Shares.
5.

Dividends and Other Distributions. During the Period of Restriction, the Participant shall be entitled to receive all dividends and other distributions paid with respect to all of the Award Shares (other than dividends or distributions that are paid in shares of Stock). If, during the Period of Restriction, any dividends or distributions paid with respect to the Award Shares are paid in shares of Stock, such shares shall be registered in the name of the Participant and such shares shall be subject to the same restrictions on vesting and transferability as the Award Shares with respect to which they were paid.

6.

Forfeiture on Termination of Employment. If the Participant’s employment with the Company and its subsidiaries ceases prior to the end of the Period of Restriction for any portion of the Award Shares and Paragraph 2(b) does not apply or has not applied, then any Award Shares subject to restrictions at the date of such termination of employment shall be automatically forfeited to the Company upon the date of such termination of employment. For purposes of this Agreement, transfer of employment among the Company and its subsidiaries shall not be considered a termination of employment.

7.

Employment. Nothing under the Plan or in this Agreement shall confer upon the Participant any right to continue in the employ of the Company or its subsidiaries or in any way affect the Company’s right to terminate Participant’s employment without prior notice at any time for any or no reason (subject to the terms of any employment agreement between the Participant and the Company or a subsidiary).

8.

Withholding Taxes. The Company or any of its subsidiaries shall have the right to retain and withhold the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to the Award Shares, provided that the Company or a subsidiary shall withhold only the minimum amount necessary to satisfy applicable statutory withholding requirements unless the Participant has elected to have an additional amount (up to the maximum allowed by law) withheld. At its discretion, the Committee may require the Participant to reimburse the Company for any such taxes required to be withheld by the Company and to withhold any distribution in whole or in part until the Company is so reimbursed. In the event the Participant does not make other arrangements with the Company for the satisfaction of taxes, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company or a subsidiary to the Participant an amount equal to such taxes required to be withheld by the Company to reimburse the Company for any such taxes.

9.

Certain Tax Matters. The Participant shall provide the Company with a copy of any election made pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended from time to time, and similar provision of state law (collectively, an “83(b) Election”). If the Participant wishes to make an 83(b) Election, he must do so within a very limited period of time. The Participant acknowledges that he has been advised to consult with his tax

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advisor to determine if an 83(b) Election is appropriate and further acknowledges that the Participant is solely responsible for the payment of any taxes that may be due to any federal, state or local tax authority and the Company is under no obligation to ensure any such taxes are paid by the Participant.

10.

Administration. The Committee shall have full authority and discretion (subject only to the express provisions of the Plan) to decide all matters relating to the administration and interpretation of the Plan and this Agreement. All such Committee determinations shall be final, conclusive and binding upon the Company and the Participant.

11.	Notices. Any notice to the Company required under or relating to this Agreement shall be in writing and addressed to:

Partners Bancorp

Attention: Chief Financial Officer

2245 Northwood Drive

Salisbury, Maryland 21801

Any notice to the Participant required under or relating to this Agreement shall be in writing and addressed to the Participant at the Participant’s address as it appears on the records of the Company.

12.	Governing Law. This Agreement shall be construed and administered in accordance with and governed by the laws of the State of Maryland.
13.

Securities Laws. The Company may require the Participant to make or enter into such written representations, warranties and agreements as the Committee or Board may reasonably request to comply with applicable securities laws. The Award Shares shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required.

14.	Successors. This Agreement shall be binding upon and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective parties.
15.

Entire Agreement; Amendment and Termination. This Agreement contains the entire understanding of the parties. No amendment or termination of this Agreement that would be adverse to the rights of the Participant shall be made by the Board, the Committee or any plan administrator at any time without the written consent of the Participant. No amendment or termination of the Plan will adversely affect the right, title and interest of the Participant under this Agreement or to the Award granted hereunder without the written consent of the Participant.

16.

Severability. The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

17.	Capitalized Terms. Capitalized terms in this Agreement have the meaning assigned to them in the Plan, unless this Agreement provides, or the context requires, otherwise.

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18.

Plan and Prospectus. This Award is granted pursuant to the Plan and is subject to the terms thereof.  A copy of the Plan, as well as a prospectus for the Plan, has been provided to the Participant, and the Participant acknowledges receipt thereof.

19.

Electronic Delivery and Signatures.  The Participant hereby consents and agrees to electronic delivery of share(s) of Stock, Plan documents, proxy materials, annual reports and other related documents. If the Company establishes procedures for an electronic signature system for delivery and acceptance of this Agreement, other Plan documents or other related documents, the Participant hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Participant consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

To evidence its grant of the Award and the terms, conditions and restrictions thereof, the Company has signed this Agreement as of the Award Date. This Agreement shall not become legally binding unless the Participant has signed this Agreement no later than the thirtieth (30th) day after the Award Date (or such later date as the Chairman of the Committee may accept). If the Participant fails to timely sign this Agreement, the Award shall be cancelled and forfeited ab initio.

PARTNERS BANCORPPARTICIPANT

________________________________________________________________
<<NAME>><<NAME>>
<<TITLE>>

Date: <<AWARD DATE>>Date:____________________________

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